November 2020

Preliminary Terms No. 5,240
Registration Statement Nos. 333-221595; 333-221595-01
Dated November 5, 2020
Filed pursuant to Rule 433

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Buffered Participation Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000® Index due July 3, 2024

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered Securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered Securities will pay no interest, provide a minimum payment at maturity of only 17% of the stated principal amount and have the terms described in the accompanying product supplement for participation securities, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Buffered Securities will be based on the value of the worst performing of the S&P 500® Index and the Russell 2000® Index, which we refer to as the underlying indices. The initial average index value for each underlying index will be equal to the arithmetic average of the respective index closing value on each of the initial averaging dates. The final average index value for each underlying index, which will be used to determine the worst performing underlying index and to calculate the payment at maturity, will be equal to the arithmetic average of the respective index closing value on each of the final averaging dates, as further described below. At maturity, if the final average index values of both underlying indices are greater than or equal to 93% of their respective initial average index values, which we refer to as the respective upside threshold values, investors will receive a payment at maturity equal to $10.15 per $10 stated principal amount plus an additional return of 0.925% for each 1.00% of the respective initial average index value by which the final average index value of the worst performing underlying index exceeds its respective upside threshold value, subject to the maximum payment at maturity. Investors will not participate fully in any appreciation of the worst performing underlying index. If the final average index value of either underlying index is less than its respective upside threshold value but the final average index values of both underlying indices are greater than or equal to their respective downside threshold values, each of which is equal to 83% of the respective initial average index value, investors will receive a payment at maturity equal to the stated principal amount of their investment plus a return of 0.15% for each 1.00% of the respective initial average index value by which the final average index value of the worst performing underlying index exceeds its respective downside threshold value. However, if either underlying index has declined to below its respective downside threshold value, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 17% of the stated principal amount. Investors may lose up to 83% of the stated principal amount of the Buffered Securities. Because the payment at maturity of the Buffered Securities is based on the worst performing of the underlying indices, a decline in either underlying index below its respective downside threshold value will result in a loss of some or a significant portion of your investment, even if the other underlying index has appreciated or has not declined as much. The Buffered Securities are for investors who seek an equity index-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlying indices and forgo current income and upside above the maximum payment at maturity in exchange for the upside participation and buffer features that in each case apply to a limited range of performance of the underlying indices. The Buffered Securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered Securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:		Morgan Stanley Finance LLC
Guarantor:		Morgan Stanley
Maturity date:		July 3, 2024
Underlying indices:		S&P 500® Index (the “SPX Index”) and Russell 2000® Index (the “RTY Index”)
Aggregate principal amount:		$
Payment at maturity per Buffered Security:

If the final average index value of each underlying index is greater than or equal to its respective upside threshold value,

$10.15 + [$10 x (index upside strike return of the worst performing underlying index x 92.50%)]

In no event will the payment at maturity exceed the maximum payment at maturity. Investors will not participate fully in any appreciation of the worst performing underlying index.

If the final average index value of either underlying index is less than its respective upside threshold value but the final average index value of each underlying index is greater than or equal to its respective downside threshold value,

$10 + [$10 × (index strike return of the worst performing underlying index × 15%)]

If the final average index value of either underlying index is less than its respective downside threshold value, meaning the value of either underlying index has declined by more than the buffer amount of 17% from its respective initial average index value to its respective final average index value:

$10 x (index performance factor of the worst performing underlying index + 17%)

Because the index performance factor of the worst performing underlying index will be less than -17% in this scenario, the payment at maturity will be less, and potentially significantly less, than the stated principal amount of $10, subject to the minimum payment at maturity of $1.70 per Buffered Security.

Maximum payment at maturity:		$12.925 per Buffered Security (129.25% of the stated principal amount)
Index upside strike return:		With respect to each underlying index, (final average index value – upside threshold value) / initial average index value
Index strike return:		With respect to each underlying index, (final average index value – downside threshold value) / initial average index value
Worst performing underlying index:		The underlying index with the lesser index performance factor
Index performance factor		With respect to each underlying index, final average index value / initial average index value
Initial average index value:

With respect to the SPX Index, the arithmetic average of the index closing value of such index on each of the initial averaging dates

With respect to the RTY Index, the arithmetic average of the index closing value of such index on each of the initial averaging dates

Initial averaging dates:		With respect to each underlying index, each index business day on which there is no market disruption event with respect to such underlying index during the approximately 3-month period from and including November 3, 2020 to and including February 3, 2021.
Final average index value:		With respect to each underlying index, the arithmetic average of the index closing value of such index on each of the final averaging dates
Final averaging dates:		With respect to each underlying index, each index business day on which there is no market disruption event with respect to such underlying index during the approximately 3-month period from and including April 1, 2024 to and including June 28, 2024.
Buffer amount:		17%
Minimum payment at maturity		$1.70 per Buffered Security
Upside threshold value:		With respect to the SPX Index, 93% of the initial average index value of such index With respect to the RTY Index, 93% of the initial average index value of such index
Downside threshold value:		With respect to the SPX Index, 83% of the initial average index value of such index With respect to the RTY Index, 83% of the initial average index value of such index
Stated principal amount / Issue price:		$10 per Buffered Security (see “Commissions and issue price” below)
Pricing date:		November 6, 2020
Original issue date:		November 12, 2020 (3 business days after the pricing date)
CUSIP / ISIN:		61771G368 / US61771G3680
Listing:		The Buffered Securities will not be listed on any securities exchange.
Agent:		Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:		Approximately $9.659 per Buffered Security, or within $0.30 of that estimate. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per Buffered Security	$10	$0.05(1)
		$0.05(2)	$9.90
Total	$	$	$
(1)	Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $0.05 for each Buffered Security they sell. See "Supplemental information regarding plan of distribution; conflicts of interest." For additional information, see "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement for participation securities.

(2)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each Buffered Security.

(3)	See “Use of proceeds and hedging” on page 18.

The Buffered Securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered Securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Buffered Securities” and “Additional Information About the Buffered Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Participation Securities dated November 16, 2017         Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the S&P 500® Index and the Russell 2000® Index due July 3, 2024

Principal at Risk Securities

Investment Summary

The Buffered Participation Securities Based on the Value of the Worst Performing of the S&P 500® Index and the Russell 2000® Index due July 3, 2024 (the “Buffered Securities”) can be used:

▪	As an alternative to direct exposure to the underlying indices that offers returns based on the worst performing of the underlying indices, subject to the maximum payment at maturity

▪	To potentially obtain upside exposure to the worst performing of the S&P 500® Index and the Russell 2000® Index in a moderately bullish or moderately bearish environment

▪	To obtain a buffer against a specified level of negative performance in the worst performing underlying index

Maturity:	Approximately 3 years and 8 months
Maximum payment at maturity:	$12.925 per Buffered Security (129.25% of the stated principal amount)
Buffer amount:	17%, with 1-to-1 downside exposure below the buffer
Minimum payment at maturity:	$1.70 per Buffered Security (17% of the stated principal amount). Investors may lose up to 83% of the stated principal amount of the Buffered Securities.
Coupon:	None

The original issue price of each Buffered Security is $10. This price includes costs associated with issuing, selling, structuring and hedging the Buffered Securities, which are borne by you, and, consequently, the estimated value of the Buffered Securities on the pricing date will be less than $10. We estimate that the value of each Buffered Security on the pricing date will be approximately $9.659, or within $0.30 of that estimate. Our estimate of the value of the Buffered Securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Buffered Securities on the pricing date, we take into account that the Buffered Securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the Buffered Securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered Securities?

In determining the economic terms of the Buffered Securities, including the maximum payment at maturity, the upside threshold values and the downside threshold values, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered Securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered Securities?

The price at which MS & Co. purchases the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered Securities, and, if it once chooses to make a market, may cease doing so at any time.

November 2020	Page 2

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the S&P 500® Index and the Russell 2000® Index due July 3, 2024

Principal at Risk Securities

Key Investment Rationale

The Buffered Securities offer upside exposure to the worst performing of the S&P 500® Index and the Russell 2000® Index to the extent that the final average index value of such index is greater than its respective upside threshold value or its respective downside threshold value, as applicable, subject to the maximum payment at maturity. The initial average index value for each underlying index will be equal to the arithmetic average of the respective index closing value on each of the initial averaging dates. The final average index value for each underlying index, which will be used to determine the worst performing underlying index and to calculate the payment at maturity, will be equal to the arithmetic average of the index closing value on each of the final averaging dates. At maturity, if the final average index values of both underlying indices are greater than or equal to their respective upside threshold values, investors will receive a payment at maturity equal to $10.15 per $10 stated principal amount plus an additional return of 0.925% for each 1.00% of the respective initial average index value by which the final average index value of the worst performing underlying index exceeds its respective upside threshold value, subject to the maximum payment at maturity. Investors will not participate fully in any appreciation of the worst performing underlying index. If the final average index value of either underlying index is less than its respective upside threshold value but the final average index values of both underlying indices are greater than or equal to their respective downside threshold values, each of which is equal to 83% of the respective initial average index value, investors will receive a payment at maturity equal to the stated principal amount of their investment plus a return of 0.15% for each 1.00% of the respective initial average index value by which the final average index value of the worst performing underlying index exceeds its respective downside threshold value. However, if either of the underlying indices depreciates in value beyond its respective downside threshold value, the investor will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 83% of the stated principal amount of the Buffered Securities.

Upside Scenario 1: Upside Performance Up to a Cap

The final average index values of both underlying indices are greater than their respective upside threshold values and, at maturity, the Buffered Securities redeem for $10.15 per $10 stated principal amount plus an additional return of 0.925% for each 1.00% of the respective initial average index value by which the final average index value of the worst performing underlying index exceeds its respective upside threshold value, subject to the maximum payment at maturity of $12.925 per Buffered Security (129.25% of the stated principal amount). Investors will not participate fully in any appreciation of the worst performing underlying.

Upside Scenario 2: Upside Performance Within a Specified Range

The final average index values of both underlying indices are less than their respective upside threshold values but greater than their respective downside threshold values and, at maturity, the Buffered Securities redeem for the stated principal amount of $10 plus a return of 0.15% for each 1.00% of the respective initial average index value by which the final average index value of the worst performing underlying index exceeds its respective downside threshold value.

Downside Scenario

Either underlying index declines in value by more than 17%, and the Buffered Securities redeem for less than the stated principal amount, by an amount that is proprotionate to the percentage decrease of the worst performing underlying index from its respective initial average index value, plus the buffer amount of 17%. (Example: if the worst performing underlying index decreases in value by 35%, the Buffered Securities will redeem for $8.20, or 82% of the stated principal amount.) The minimum payment at maturity is $1.70 per Buffered Security.

Because the payment at maturity of the Buffered Securities is based on the worst performing of the underlying indices, a decline in either underlying index below its respective downside threshold value will result in a loss of some or a significant portion of your investment, even if the other underlying index has appreciated or has not declined as much. You could lose up to 83% of your investment.

November 2020	Page 3

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the S&P 500® Index and the Russell 2000® Index due July 3, 2024

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered Securities. The following examples are for illustrative purposes only. The actual initial average index value, upside threshold value and downside threshold value for each underlying index will be determined after the last initial averaging date. The payment at maturity on the Buffered Securities is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$10 per Buffered Security
Maximum payment at maturity:	$12.925 per Buffered Security (129.25% of the stated principal amount)
Hypothetical initial average index value:	With respect to the SPX Index: 3,300 With respect to the RTY Index: 1,600
Hypothetical upside threshold value:

With respect to the SPX Index: 3,069, 93% of the respective hypothetical initial average index value

With respect to the RTY Index: 1,488, 93% of the respective hypothetical initial average index value

Hypothetical downside threshold value:

With respect to the SPX Index: 2,739, 83% of the respective hypothetical initial average index value

With respect to the RTY Index: 1,328, 83% of the respective hypothetical initial average index value

Buffer amount:	17%
Minimum payment at maturity:	$1.70 per Buffered Security

EXAMPLE 1: Both underlying indices appreciate significantly and so investors receive only the maximum payment at maturity.

Final average index value		SPX Index: 6,105
RTY Index: 2,800
Index upside strike return		SPX Index: (6,105 – 3,069) / 3,300 = 92% RTY Index: (2,800 – 1,488) / 1,600 = 82%
Payment at maturity	=	$10.15 + [$10 x (index upside strike return of the worst performing underlying index × 92.50%)], subject to the maximum payment at maturity
	=	$10.15 + [$10 × (82% × 92.50%)], subject to the maximum payment at maturity
	=	maximum payment at maturity of $12.925 per Buffered Security

In example 1, the final average index values of both the SPX Index and the RTY Index are significantly greater than their respective upside threshold values. The SPX Index has an index upside strike return of 92%, while the RTY Index has an index upside strike return of 82%. Therefore, investors receive at maturity $10.15 per $10 stated principal amount plus an additional return of 92.50% of the index upside strike return of the worst performing underlying index, which is the RTY Index in this example, subject to the maximum payment at maturity of $12.925 per Buffered Security. Under the terms of the Buffered Securities, investors will realize the maximum payment at maturity at a final average index value of the worst performing underlying index of 123% of its respective initial average index value. Therefore, in this example, investors receive only the maximum payment at maturity of $12.925 per stated principal amount, even though both underlying indices have appreciated significantly.

November 2020	Page 4

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the S&P 500® Index and the Russell 2000® Index due July 3, 2024

Principal at Risk Securities

EXAMPLE 2: The final average index values of both underlying indices are greater than or equal to their respective upside threshold values, and investors receive $10.15 per $10 stated principal amount plus an additional return of 0.925% for each 1.00% of the respective initial average index value by which the final average index value of the worst performing underlying index exceeds its respective upside threshold value, calculated based on the index upside strike return of the worst performing underlying index.

Final average index value		SPX Index: 3,399
RTY Index: 2,160
Index upside strike return		SPX Index: (3,399 – 3,069) / 3,300 = 10% RTY Index: (2,160– 1,488) / 1,600 = 42%
Payment at maturity	=	$10.15 + [$10 x (index upside strike return of the worst performing underlying index x 92.50%)], subject to the maximum payment at maturity
	=	$10.15 + [$10 × (10% × 92.50%)], subject to the maximum payment at maturity
	=	$11.075

In example 2, the final average index values of both the SPX Index and the RTY Index are greater than their respective upside threshold values. The SPX Index has an index upside strike return of 10%, while the RTY Index has an index upside strike return of 42%. Therefore, investors receive at maturity $10.15 per $10 stated principal amount plus an additional return of 92.50% of the index upside strike return of the worst performing underlying index, which is the SPX Index in this example. Investors receive $11.075 per Buffered Security at maturity.

EXAMPLE 3: The final average index value of either underlying index is less than its respective upside threshold value but the final average index values of both underlying indices are greater than or equal to their respective downside threshold values, and investors receive the stated principal amount of their investment plus a return of 0.15% for each 1.00% of the respective initial average index value by which the final average index value of the worst performing underlying index exceeds its respective downside threshold value, calculated based on the index strike return of the worst performing underlying index.

Final average index value		SPX Index: 2,970
RTY Index: 1,360
Index upside strike return		SPX Index: (2,970 – 3,069) / 3,300 = -3% RTY Index: (1,360 – 1,488) / 1,600 = -8%
Index strike return		SPX Index: (2,970 – 2,739) / 3,300 = 7% RTY Index: (1,360 – 1,328) / 1,600 = 2%
Payment at maturity	=	$10 + [$10 × (index strike return of the worst performing underlying index × 15%)]
	=	$10 + [$10 × (2% × 15%)]
	=	$10.03

In example 3, the final average index values of both the SPX Index and the RTY Index are less than their respective upside threshold values but greater than their respective downside threshold values. The SPX Index has an index strike return of 7%, while the RTY Index has an index strike return of 2%. Therefore, investors receive at maturity the stated principal amount plus a return of 15% of the index strike return of the worst performing underlying index, which is the RTY Index in this example. Investors receive $10.03 per Buffered Security at maturity.

November 2020	Page 5

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the S&P 500® Index and the Russell 2000® Index due July 3, 2024

Principal at Risk Securities

EXAMPLE 4: One underlying index appreciates while the other declines over the term of the Buffered Securities, and the final average index value of the worst performing underlying index is less than its respective downside threshold value. Investors are therefore exposed to the negative performance of the worst performing underlying index, and will lose 1% for every 1% decline beyond the buffer amount of 17%.

Final average index value		SPX Index: 3,960
RTY Index: 640
Index performance factor		SPX Index: 3,960 / 3,300 = 120% RTY Index: 640 / 1,600 = 40%
Payment at maturity	=	$10 × (index performance factor of the worst performing index + 17%)
	=	$10 x (40% + 17%)
	=	$5.70

In example 4, the final average index value of the SPX Index is greater than its downside threshold value, while the final average index value of the RTY Index has declined below its downside threshold value. The SPX Index has appreciated while the RTY Index has depreciated by 60%. Under these circumstances, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the value of the worst performing underlying index from its initial average index value, plus the buffer amount of 17%. In this example, investors receive a payment at maturity equal to $5.70 per Buffered Security, resulting in a loss of 43%.

EXAMPLE 5: Both underlying indices decline below their respective downside threshold values, and investors are therefore exposed to the negative performance of the worst performing underlying index, and will lose 1% for every 1% decline beyond the buffer amount of 17%.

Final average index value		SPX Index: 990
RTY Index: 640
Index performance factor		SPX Index: 990 / 3,300 = 30% RTY Index: 640 / 1,600 = 40%
Payment at maturity	=	$10 × (index performance factor of the worst performing index + 17%)
	=	$10 × (30% + 17%)
	=	$4.70

In example 5, the final average index values of both the SPX Index and the RTY Index are less than their respective downside threshold values. The SPX Index has declined by 70% while the RTY Index has declined by 60%. Therefore, investors are exposed to the negative performance of the SPX Index, which is the worst performing underlying index in this example. Investors receive a payment at maturity of $4.70 per Buffered Security, resulting in a loss of 53%.

Because the payment at maturity of the Buffered Securities is based on the worst performing of the underlying indices, a decline in either underlying index below its respective downside threshold value will result in a loss of some or a significant portion of your investment, even if the other underlying index has appreciated or has not declined as much. You could lose up to 83% of your investment in the Buffered Securities.

In addition, the initial average index value for each underlying index will be equal to the arithmetic average of the respective index closing value on each of the initial averaging dates, and the final average index value for each underlying index, which will be used to determine the worst performing underlying index and to calculate the payment at maturity, will be equal to the arithmetic average of the index closing value on each of the final averaging dates. See “Risk Factors—“You will not know the initial average index value for either underlying index on the pricing date; the value of either underlying index on one or more initial averaging dates may adversely affect the relevant initial average index value” and “The amount payable on the Buffered Securities is based on the arithmetic average of the closing values of the underlying indices on each of the final averaging dates during the approximately 3-month period from and including April 1, 2024 to and including June 28, 2024, and therefore the payment at maturity may be less than if it were based solely on the closing values on the last final averaging date.”

November 2020	Page 6

Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the S&P 500® Index and the Russell 2000® Index due July 3, 2024

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered Securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for participation securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered Securities.

▪	The Buffered Securities do not pay interest and provide a minimum payment at maturity of only 17% of your principal. The terms of the Buffered Securities differ from those of ordinary debt securities in that the Buffered Securities do not pay interest, and provide a minimum payment at maturity of only 17% of the principal amount at maturity. At maturity, you will receive for each $10 stated principal amount of Buffered Securities that you hold an amount in cash based upon the final average index value of each underlying index. The initial average index value for each underlying index will be equal to the arithmetic average of the respective index closing value on each of the initial averaging dates. The final average index value for each underlying index, which will be used to determine the worst performing underlying index and to calculate the payment at maturity, will be equal to the arithmetic average of the index closing value on each of the final averaging dates. If the final average index value of either underlying index is less than 83% of its respective initial average index value, you will receive for each Buffered Security that you hold a payment at maturity that is less than the stated principal amount of each Buffered Security by an amount proportionate to the decline in the closing value of the worst performing underlying index from its initial average index value, plus $1.70 per Buffered Security. Accordingly, investors may lose up to 83% of the stated principal amount of the Buffered Securities.

▪	The appreciation potential of the Buffered Securities is limited by the maximum payment at maturity. The appreciation potential of the Buffered Securities is limited by the maximum payment at maturity of $12.925 per Buffered Security, or 129.25% of the stated principal amount. Although the Buffered Securities provide upside returns if the final average index value of each underlying index is above its respective upside threshold value, because the payment at maturity will be limited to 129.25% of the stated principal amount for the Buffered Securities, any increase in the final average index value of the worst performing underlying index over its respective initial average index value by more than 23% of its respective initial average index value will not further increase the return on the Buffered Securities. Additionally, investors will not participate fully in any appreciation of the worst performing underlying index.

▪	You are exposed to the price risk of both underlying indices. Your return on the Buffered Securities is not linked to a basket consisting of both underlying indices. Rather, it will be based upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying indices. Poor performance by either underlying index over the term of the Buffered Securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index. If the final average index value of either underlying index declines to below 83% of its respective initial average index value, you will be exposed to the negative performance of the worst performing underlying index at maturity, even if the other underlying index has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of both underlying indices.

▪	Because the Buffered Securities are linked to the performance of the worst performing underlying index, you are exposed to greater risk of sustaining a significant loss on your investment than if the Buffered Securities were linked to just one underlying index. The risk that you will suffer a loss on your investment is greater if you invest in the Buffered Securities as opposed to substantially similar Buffered Securities that are linked to the performance of just one underlying index. With two underlying indices, it is more likely that the final average index value of either underlying index will decline to below its respective downside threshold value than if the Buffered Securities were linked to only one underlying index. Therefore, it is more likely that you will suffer a loss on your investment.

▪	The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered Securities in the secondary market, including the value, volatility and dividend yield of the underlying indices, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the S&P 500® Index and the Russell 2000® Index due July 3, 2024

Principal at Risk Securities

regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Buffered Securities will be affected by the other factors described above. The levels of the underlying indices may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen.  See “S&P 500® Index Overview” and “Russell 2000® Index Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered Security if you try to sell your Buffered Securities prior to maturity.

▪	The Buffered Securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered Securities. You are dependent on our ability to pay all amounts due on the Buffered Securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered Securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered Securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered Securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The Buffered Securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the Buffered Securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	You will not know the initial average index value for either underlying index on the pricing date; the value of either underlying index on one or more initial averaging dates may adversely affect the relevant initial average index value. Because the initial average index value for each underlying index is calculated over daily initial averaging dates during an approximately 3-month period from and including the pricing date, the initial average index values will not be determined until the last initial averaging date, and, accordingly, you will not know the initial average index value for either underlying index on the pricing date. It is possible that either underlying index may increase in value over the initial averaging dates, which will increase the initial average index value of such underlying index. The initial average index value of either underlying index may be higher than if it were based on the closing value of such underlying index on the pricing date or on other dates. Investing in the Buffered Securities in not the same as investing in securities that offer 1-to-1 upside exposure to the performance of the underlying indices.

▪	The amount payable on the Buffered Securities is based on the arithmetic average of the closing values of the underlying indices on each of the final averaging dates during the approximately 3-month period from and including April 1, 2024 to and including June 28, 2024, and therefore the payment at maturity may be less than

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if it were based solely on the closing values on the last final averaging date. The amount payable at maturity will be calculated by reference to the average of the closing values of the underlying indices on the averaging dates during the period from and including April 1, 2024 to and including June 28, 2024. Therefore, in calculating the final average index value of each underlying index, positive performance of such underlying index as of some averaging dates may be moderated, or wholly offset, by lesser or negative performance as of other averaging dates. Similarly, the final average index value of each underlying index, calculated based on the closing values of such underlying index on each of the final averaging dates, may be less than the closing values of such underlying index on the last final averaging date, and as a result, the payment at maturity you receive may be less than if it were based solely on the closing values of the underlying indices on the last final averaging date. Investing in the Buffered Securities is not the same as investing in securities that offer 1-to-1 upside exposure to the performance of the underlying indices.

▪	Investing in the Buffered Securities is not equivalent to investing in either underlying index. Investing in the Buffered Securities is not equivalent to investing in either underlying index or the component stocks of either underlying index. Investors in the Buffered Securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either underlying index.

▪	Adjustments to the underlying indices could adversely affect the value of the Buffered Securities. The publisher of either underlying index may add, delete or substitute the stocks constituting such underlying index or make other methodological changes that could change the value of such underlying index. The publisher of either underlying index may discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered Securities in the original issue price reduce the economic terms of the Buffered Securities, cause the estimated value of the Buffered Securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered Securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered Securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered Securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The Buffered Securities will not be listed on any securities exchange and secondary trading may be limited. The Buffered Securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered Securities. MS & Co. may, but is not obligated to, make a market in the Buffered Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered Securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Buffered Securities, the price at which you may be able to trade your Buffered Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in the Buffered Securities, it is likely that there would be no secondary market for the Buffered Securities. Accordingly, you should be willing to hold your Buffered Securities to maturity.

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▪	The estimated value of the Buffered Securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered Securities than those generated by others, including other dealers in the market, if they attempted to value the Buffered Securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered Securities in the secondary market (if any exists) at any time. The value of your Buffered Securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered Securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered Securities (and to other instruments linked to the underlying indices or its component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the averaging dates approach. MS & Co. and some of our other affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the initial averaging dates could potentially increase the initial average index value of an underlying index, and, therefore, could increase the level at or above which such underlying index must close on the final averaging dates so that investors do not suffer a loss on their initial investment in the Buffered Securities (depending also on the performance of the other underlying index). Additionally, such hedging or trading activities during the term of the Buffered Securities, including on the final averaging dates, could adversely affect the closing value of underlying index on the final averaging dates, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying index).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered Securities. As calculation agent, MS & Co. will determine the initial average index values, the downside threshold values and the final average index values, and will calculate the amount of cash you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final average index value in the event of a market disruption event or discontinuance of the underlying indices. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s)” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered Securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the Buffered Securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for participation securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered Securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered Securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. There is a risk that the IRS may seek to treat all or a portion of the gain on the Buffered Securities as ordinary income. For example, there is a risk (which, depending on the market conditions on the pricing date, could be substantial) that the IRS could seek to recharacterize the Buffered Securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered Securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered Securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for participation securities, the withholding rules commonly referred to as “FATCA” would apply to the Buffered Securities if they were recharacterized as debt instruments. However, recently proposed

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regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than amounts treated as “FDAP income,” as defined in the accompanying product supplement for participation securities). The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered Securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. In addition, if an Early Fixing Event (as defined in this document) occurs, it is possible that a U.S. Holder would be treated as exchanging the Buffered Securities for debt instruments. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered Securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on November 3, 2020:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	3,369.16
52 Weeks Ago:	3,078.27
52 Week High (on 9/2/2020):	3,580.84
52 Week Low (on 3/23/2020):	2,237.40

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2015 through November 3, 2020. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter in the same period. The closing value of the SPX Index on November 3, 2020 was 3,369.16. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance.

SPX Index Daily Closing Values January 1, 2015 to November 3, 2020

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S&P 500® Index	High	Low	Period End
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter (through November 3, 2020)	3,534.22	3,269.96	3,369.16

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of S&P Dow Jones LLC. See “S&P 500® Index” in the accompanying index supplement.

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Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on November 3, 2020:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	1,614.295
52 Weeks Ago:	1,597.396
52 Week High (on 1/16/2020):	1,705.215
52 Week Low (on 3/18/2020):	991.160

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2015 through November 3, 2020. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on November 3, 2020 was 1,614.295. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2015 to November 3, 2020

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Russell 2000® Index	High	Low	Period End
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter (through November 3, 2020)	1,649.053	1,531.202	1,614.295

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

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Additional Terms of the Buffered Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to the SPX Index, S&P Dow Jones Indices LLC, or any successor thereof. With respect to the RTY Index, FTSE Russell, or any successor thereof.
Denominations:	$10 per Buffered Security and integral multiples thereof
Index closing value:

With respect to the SPX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of the SPX Index, or any successor index as defined under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement, published at the regular official weekday close of trading on such index business day by the underlying index publisher for the SPX Index, as determined by the calculation agent. In certain circumstances, the index closing value for the SPX Index will be based on the alternate calculation of the SPX Index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for the RTY Index.

Interest:	None
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Initial averaging dates:	If any scheduled initial averaging date, including February 3, 2021, is not an index business day with respect to either underlying index or if a market disruption event occurs on any initial averaging date with respect to either underlying index, such day will not be counted for the purposes of calculating the initial average index value solely for such affected underlying index.
Final averaging dates:	If any scheduled final averaging date, including June 28, 2024, is not an index business day with respect to either underlying index or if a market disruption event occurs on any final averaging date with respect to either underlying index, such day will not be counted for the purposes of calculating the final average index value solely for such affected underlying index.
Issuer notice to registered security holders, the trustee and the depositary:	The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each Buffered Security on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered Securities to the trustee for delivery to the depositary, as holder of the Buffered Securities, on the maturity date.
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Additional Information About the Buffered Securities

Additional Information:
Minimum ticketing size:	$1,000 / 100 Buffered Securities
Tax considerations:

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered Securities due to the lack of governing authority. Our counsel, Davis Polk & Wardwell LLP, is unable to render a definitive opinion on the tax treatment of the Buffered Securities at this time as such opinion is dependent in part upon market conditions on the pricing date. Our counsel’s opinion will therefore be provided only on the pricing date. However, under current law, and based on current market conditions, our counsel believes that it is at least reasonable to treat a Buffered Security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Buffered Securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for participation securities, the following U.S. federal income tax consequences should result based on current law:

▪    Subject to the discussion concerning an “Early Fixing Event” (as defined below), a U.S. Holder should not be required to recognize taxable income over the term of the Buffered Securities prior to settlement, other than pursuant to a sale or exchange.

▪    Upon sale, exchange or settlement of the Buffered Securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered Securities. Such gain or loss should be long-term capital gain or loss if the investor has held the Buffered Securities for more than one year, and short-term capital gain or loss otherwise.

There is a risk that the Internal Revenue Service (the “IRS”) may seek to treat all or a portion of the gain on the Buffered Securities as ordinary income. For example, there is a risk (which, depending on the market conditions on the pricing date, could be substantial) that the IRS could seek to recharacterize the Buffered Securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered Securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered Securities as ordinary income.

Because the payment at maturity is determined by reference to the value of the worst performing underlying index on the final averaging dates, it is possible that the payment at maturity could become fixed, or subject to a minimum level that equals or exceeds the issue price, prior to the final valuation date (an “Early Fixing Event”). Upon an Early Fixing Event, it is possible that a holder would be treated as exchanging each of its Buffered Securities for instruments treated as debt for U.S. federal income tax purposes. If this treatment applied, a U.S. Holder might be required to recognize any gain on the Buffered Securities, and the U.S. Holder’s tax consequences of holding the Buffered Securities after the Early Fixing Event would likely be significantly affected. In particular, a U.S. Holder would likely be required to recognize ordinary interest income on the Buffered Securities in advance of their retirement or earlier disposition, and any gain upon disposition thereafter would likely be treated as ordinary income. A Non-U.S. Holder might be required to fulfill certain certification requirements in order to avoid being subject to U.S. federal withholding tax in respect of the Buffered Securities. Notwithstanding the foregoing, our counsel believes that it is more likely than not that such treatment will not apply and that you will instead recognize any gain at maturity or an earlier disposition of the Buffered Securities. You should consult your tax advisor regarding the consequences of an Early Fixing Event.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice

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Buffered Participation Securities Based on the Value of Worst Performing of the S&P 500® Index and the Russell 2000® Index due July 3, 2024

Principal at Risk Securities

requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for participation securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Buffered Securities and current market conditions, we expect that the Buffered Securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Buffered Securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered Securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered Securities.

Both U.S. and non-U.S. investors considering an investment in the Buffered Securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for participation securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for participation securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered Securities.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered Securities will be used by us for general corporate purposes. We will receive, in aggregate, $10 per Buffered Security issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered Securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered Securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered Securities.

On or prior to the initial averaging dates, we, through our affiliates or others, will hedge our anticipated exposure in connection with the Buffered Securities by taking positions in stocks of the underlying indices, futures and/or options contracts on the underlying indices, any component stocks of the underlying indices listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial average index value of either underlying index, and therefore could increase the value at or above which such underlying index must close on the final averaging dates so that investors do not suffer a loss on their initial investment in the Buffered Securities (depending also on the performance of the other underlying index). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered Securities, including on the averaging dates, by purchasing and selling the stocks constituting the underlying indices, futures or options contracts on the underlying indices or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the S&P 500® Index and the Russell 2000® Index due July 3, 2024

Principal at Risk Securities

in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered Securities, and the hedging strategy may involve greater and more frequent adjustments to the hedge as the final averaging dates approach. We cannot give any assurance that our hedging activities will not affect the value of either underlying index and, therefore, adversely affect the value of the Buffered Securities or the payment you will receive at maturity (depending also on the performance of the other underlying index). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for participation securities.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Buffered Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Buffered Securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Buffered Securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Buffered Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Buffered Securities.

Because we may be considered a party in interest with respect to many Plans, the Buffered Securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Buffered Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Buffered Securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Buffered Securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these Buffered Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the S&P 500® Index and the Russell 2000® Index due July 3, 2024

Principal at Risk Securities

involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Buffered Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The Buffered Securities are contractual financial instruments. The financial exposure provided by the Buffered Securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Buffered Securities. The Buffered Securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Buffered Securities.

Each purchaser or holder of any Buffered Securities acknowledges and agrees that:

(i)  the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Buffered Securities, (B) the purchaser or holder’s investment in the Buffered Securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Buffered Securities;

(ii) we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Buffered Securities and (B) all hedging transactions in connection with our obligations under the Buffered Securities;

(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv) our interests are adverse to the interests of the purchaser or holder; and

(v)  neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Buffered Securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the Buffered Securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any Buffered Securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of the Buffered Securities should consult and rely on their own counsel and advisers as to whether an investment in the Buffered Securities is appropriate.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Buffered Securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Buffered Securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered Securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the Buffered Securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.05 for each Buffered Security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each Buffered Security.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it

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Morgan Stanley Finance LLC

Buffered Participation Securities Based on the Value of Worst Performing of the S&P 500® Index and the Russell 2000® Index due July 3, 2024

Principal at Risk Securities

and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered Securities. When MS & Co. prices this offering of Buffered Securities, it will determine the economic terms of the Buffered Securities such that for each Buffered Security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the Buffered Securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for participation securities.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for participation securities and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for participation securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL and Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in this offering will arrange to send you the product supplement for participation securities, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for Participation Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for participation securities, in the index supplement or in the prospectus.

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